Contact: LEEANN GEPHART CHIEF CONSUMER BANKING OFFICER	First Citizens Community Bank
570-545-6005	15 S. Main Street
570-662-8512 (fax)	Mansfield, PA 16933

citizens financial services, inc. reports unaudited full year and  fourth quarter 2022 financial results

MANSFIELD, PENNSYLVANIA— January 30, 2023 – Citizens Financial Services, Inc. (Nasdaq: CZFS), parent company of First Citizens Community Bank, released today its unaudited consolidated financial results for the three months and year ended December 31, 2022.

Highlights

•
Two new branches were opened in November of 2022 in Ephrata, Pennsylvania and Greenville, Delaware and we look forward to serving our customers in these new markets. We have also received approval to open a new branch in Williamsport, Pennsylvania, which is expected in the second quarter of 2023.

•	Citizens Financial Services, Inc. continues to work on plans to integrate HV Bancorp, Inc.(“HVB”) into the Company, with the transaction expected to close in the second quarter of 2023.

•
Net income was $29.1 million for 2022, which is 0.2% lower than 2021’s net income.  The decrease was due to life insurance proceeds received in the first quarter of 2021 due to the passing of two former employees and decreased gains on loans sold due to the rise in mortgage rates in 2022. The effective tax rate for 2022 was 18.1% compared to 17.6% in 2021, with the increase being due to life insurance proceeds being exempt from taxable income.

•
Net income was $7.9 million for the three months ended December 31, 2022, which is 13.4% higher than the net income for 2021’s comparable period. The effective tax rate for the three months ended December 31, 2022 was 18.8% compared to 18.3% in the comparable period in 2021 due to certain merger expenses not being tax deductible.

•	Net loan growth for the year was $282.2 million or 19.8%.

•
Non-performing assets decreased $1,354,000 since December 31, 2021 and totaled $7,488,000 as of December 31, 2022. As a percent of loans, non-performing assets totaled 0.43% and 0.61% as of December 31, 2022 and December 31, 2021, respectively.

•
Return on average equity for the three months (annualized) and the year ended December 31, 2022 was 13.58% and 12.98% compared to 13.11% and 14.26% for the three months (annualized) and the year ended December 31, 2021, respectively.

•
Return on average tangible equity (non-GAAP) for the three months (annualized) and the year ended December 31, 2022 was 15.80% and 15.20% compared to 15.53% and 17.01% for the three months (annualized) and the year ended December 31, 2021, respectively. (1)

•
Return on average assets for the three months (annualized) and the year ended December 31, 2022 was 1.34% and 1.29% compared to 1.34% and 1.45% for the three months (annualized) and the year ended December 31, 2021, respectively.

•	If the life insurance proceeds on former employees are excluded, the return on average equity and average assets would have been 13.69% and 1.40%, respectively, for 2021 (non-GAAP). (1)

2022 Compared to 2021

•
For 2022, net income totaled $29,060,000 which compares to net income of $29,118,000 for 2021, a decrease of $58,000 or 0.2%.  Basic earnings per share of $7.32 for 2022 compares to $7.31 for 2021.  Return on equity for 2022 and 2021 was 12.98% and 14.26%, while return on assets was 1.29% and 1.45%, respectively. If the life insurance proceeds associated with the passing of the former employees in 2021 are excluded, basic earnings per share in 2021 would have been $7.02 compared to $7.32 for 2022, while return on equity would have been 13.69% and return on assets 1.40% (non-GAAP) (1). The remaining changes in the ratios from 2021 to 2022 is due to growth that occurred in both assets and equity in 2022 compared to 2021.

•
Net interest income before the provision for loan loss for 2022 totaled $72,134,000 compared to $66,112,000 for 2021, resulting in an increase of $6,022,000, or 9.1%. Amortization on PPP loans decreased $2,061,000 during 2022 compared to 2021. Average interest earning assets increased $244.4 million for 2022 compared to 2021, as a result of growth in investment securities and organic loan growth funded by borrowings.  Average loans increased $168.6 million, while average investment securities increased $136.2 million. Net interest margin for 2022 was 3.41%,  which is 11 basis points less than 2021. The yield on interest earning assets increased 4 basis points to 3.93%, while the cost of interest-bearing liabilities increased 20 basis points driven by increases in the fourth quarter of 2022. The majority of the decrease in margin is attributable to the decrease in amortization on PPP loans of $2.1 million, which accounts for 11 basis points of change in margin.

•
The provision for loan losses for 2022 was $1,683,000, a $133,000 increase from 2021. The increase in the provision is attributable to the loan growth experienced in 2022 compared to 2021 offset by improved credit metrics of the loan portfolio and less impact from the COVID-19 pandemic on the economy.

•
Total non-interest income was $9,738,000 for 2022, which is $2,567,000 less than the non-interest income of $12,305,000 for last year. The primary drivers were the earnings of bank owned life insurance, which decreased $976,000 as the result of the passing of two former employees in 2021, gains on loans sold which decreased $1,025,000 due to a decrease in refinancing activity with the rise in market interest rates that occurred during 2022, a loss on equity securities of $247,000, compared to a gain of $339,000 in 2021, as a result of market performance when comparing 2022 to 2021. Other income decreased $553,000 due to fee income on derivative transactions for customers recorded in 2021.

•
Total non-interest expenses for 2022 totaled $44,694,000 compared to $41,550,000 for 2021, which is an increase of $3,144,000. Salary and benefit costs increased $1,935,000 due to an additional 14.7 full time equivalent employees (FTEs) and merit increases for 2022. Additionally, salary and benefit costs for 2021 benefitted from a $400,000 reduction in deferred compensation due to the passing of a former executive in the first quarter of 2021.   The decrease in ORE expenses of $422,000 is due to gains on the sale of ORE properties that totaled $427,000, compared to a minimal loss in 2021. The increase in professional fees is driven by $250,000 of  merger related expenses due to the HVB merger that is expected to close in 2023. Other expenses increased due charge-offs associated with fraudulent account activity, marketing expenses and the Delaware franchise tax.

•
The provision for income taxes increased $236,000 when comparing 2022 to 2021 as a result of a death proceeds being excluded from taxable income and certain merger related expenses not being tax deductible. The effective tax rate was 18.1% and 17.5% for 2022 and 2021, respectively.

Fourth Quarter of 2022 Compared to the Fourth Quarter of 2021

•
For the three months ended December 31, 2022, net income totaled $7,875,000 which compares to net income of $6,944,000 for the comparable period of 2021, an increase of $931,000 or 13.4%.  Basic earnings per share of $1.99 for the three months ended December 31, 2022 compares to $1.74 for the 2021 comparable period. Annualized return on equity for the three months ended December 31, 2022 and 2021 was 13.58% and 13.11%, while annualized return on assets was 1.34% for both periods.

•
Net interest income before the provision for loan losses for the three months ended December 31, 2022 totaled $19,297,000 compared to $16,869,000 for the three months ended December 31, 2021, resulting in an increase of $2,428,000. Average interest earning assets increased $275.7 million for the three months ended December 31, 2022 compared to the same period last year as a result of the  organic loan growth.  Average loans increased $270.8 million while average investment securities increased $104.6 million and average interest bearing cash holdings decreased $94.5 million. The tax effected net interest margin for the three months ended December 31, 2022 was 3.46% compared to 3.44% for the same period last year.

•
The provision for loan losses for the three months ended December 31, 2022 was $258,000 compared to no provision for loan losses for the comparable period in 2021. The increase in the provision is attributable to the organic commercial loan growth experienced in the fourth quarter of 2022 compared to organic loan growth in 2021’s fourth quarter.

•
Total non-interest income was $2,311,000 for the three months ended December 31, 2022, which is $201,000 less than the comparable period last year.  The primary drivers were gains on loans sold which decreased $157,000 due to a decrease in refinancing activity with the rise in market interest rates that occurred in 2022, and a loss on equity securities of $49,000, compared to a gain of $51,000 in the comparable period in 2021, as a result of market performance when comparing 2022 to 2021.

•
Total non-interest expenses for the three months ended December 31, 2022 totaled $11,649,000 compared to $10,883,000 for the same period last year, which is an increase of $766,000, or 7.0%. Salary and benefit costs increased $283,000 due to an addition of 20.8 FTEs and merit increases for 2022. The increase in professional fees is driver by $100,000 of merger related expenses due to the HVB merger that is expected to close in 2023. The increase in FDIC insurance expense is due to asset growth experienced by the Bank in the third and fourth quarters resulting in a higher assessment.

•
The provision for income taxes increased $272,000 when comparing the three months ended December 31, 2022 to the same period in 2021 as a result of an increase in income before income tax of $1,203,000.  The effective tax rate was 18.8% and 18.3% for the three months ended December 31, 2022 and 2021, respectively.

Balance Sheet and Other Information:

•
At December 31, 2022, total assets were $2.33 billion compared to $2.14 billion at December 31, 2021. The loan to deposit ratio as of December 31, 2022 was 93.54% compared to 78.51% as of December 31, 2021.

•
Available for sale securities of $439.5 million at December 31, 2022 increased $27.1 million from December 31, 2021. The yield on the investment portfolio decreased from 1.96% for 2021 to 1.90% for 2022 on a tax equivalent basis due to the amount of securities purchased in 2020 and 2021, which was a low rate environment due to the pandemic. Purchases made in 2022 have been at higher rates than those made in 2020 and 2021 and have increased investment yields. Investment yields for the fourth quarter of 2022 were 2.08% compared to 1.73% for the fourth quarter of 2021.

•	Net loans as of December 31, 2022 totaled $1.71 billion and increased $282.2 million from December 31, 2021, which is 19.8% and was primarily driven by growth in the Delaware market.

•
The allowance for loan losses totaled $18,552,000 at December 31, 2022 which is an increase of $1,248,000 from December 31, 2021.  The increase is due to recording a provision for loan losses of $1,683,000 and recoveries of $37,000, offset by charge-offs of $472,000, which were primarily due to one loan relationship. The allowance as a percent of total loans was 1.08% as of December 31, 2022 and 1.20% as of December 31, 2021.

•
Deposits increased $8.1 million from December 31, 2021, to $1.84 billion at December 31, 2022, primarily due brokered deposits issued in the fourth quarter of 2022. Competitive pressure for deposits increased significantly in the fourth quarter of 2022.

•	Borrowings increased $183.3 million from December 31, 2021 to $257.3 million at December 31, 2022 to fund organic loan growth.

•
Stockholders’ equity totaled $200.1 million at December 31, 2022, compared to $212.5 million at December 31, 2021, a decrease of $12.3 million. Excluding accumulated other comprehensive loss (AOCI), stockholders equity increased $20.6 million to $233.3 million (non-GAAP). (1) The increase in stockholders equity, excluding AOCI, was attributable to net income for 2022 totaling $29.1 million, offset by cash dividends for 2022 totaling $7.6 million and net treasury stock activity of $826,000.  As a result of increases in market interest rates decreasing the fair value of investment securities, the unrealized loss on available for sale investment securities, net of tax, increased $37.8 million from December 31, 2021.

Dividend Declared

On December 6, 2022, the Board of Directors declared a cash dividend of $0.480 per share, which was paid on December 30, 2022 to shareholders of record at the close of business on December 16, 2022. This quarterly cash dividend is an increase of 3.13% over the regular cash dividend of $0.465 per share declared one year ago, as adjusted for the 1% stock dividend declared in June 2022.

Citizens Financial Services, Inc. has nearly 1,900 shareholders, the majority of whom reside in markets where its offices are located.

Note: This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.  These statements are not historical facts; rather, they are statements based on the Company's current expectations regarding its business strategies and their intended results and its future performance.  Forward-looking statements are preceded by terms such as "expects," "believes," "anticipates," "intends" and similar expressions.  Forward-looking statements are not guarantees of future performance.  Numerous risks and uncertainties could cause or contribute to the Company's actual results, performance and achievements to be materially different from those expressed or implied by the forward-looking statements. Factors that may cause or contribute to these differences include, without limitation, changes in general economic conditions, including changes in market interest rates and changes in monetary and fiscal policies of the federal government; legislative and regulatory changes; and other factors disclosed periodically in the Company's filings with the Securities and Exchange Commission.  Because of the risks and uncertainties inherent in forward-looking statements, readers are cautioned not to place undue reliance on them, whether included in this press release or made elsewhere periodically by the Company or on its behalf.  The Company assumes no obligation to update any forward-looking statements except as may be required by applicable law or regulation.

(1)	See reconciliation of GAAP and non-gaap measures at the end of the press release.

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(UNAUDITED)
(Dollars in thousands, except per share data)
	As of or For The		As of or For The
	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Income and Performance Ratios
Net Income	$7,875	$6,944	$29,060	$29,118
Return on average assets (annualized)	1.34%	1.34%	1.29%	1.45%
Return on average equity (annualized)	13.58%	13.11%	12.98%	14.26%
Return on average tangible equity (annualized) (a)	15.80%	15.53%	15.20%	17.01%
Net interest margin (tax equivalent)(a)	3.46%	3.44%	3.41%	3.52%
Earnings per share - basic (b)	$1.99	$1.74	$7.32	$7.31
Earnings per share - diluted (b)	$1.99	$1.74	$7.32	$7.31
Cash dividends paid per share (b)	$0.480	$0.465	$1.901	$1.843
Number of shares used in computation - basic (b)	3,965,980	3,982,120	3,969,722	3,984,085
Number of shares used in computation - diluted (b)	3,966,095	3,982,173	3,969,722	3,984,085

Asset quality
Allowance for loan and lease losses	$18,552	$17,304
Non-performing assets	$7,488	$8,842
Allowance for loan and lease losses/total loans	1.08%	1.20%
Non-performing assets to total loans	0.43%	0.61%
Annualized net charge-offs to total loans	0.00%	0.01%	0.03%	0.00%

Equity
Book value per share (b)	$58.74	$53.39
Tangible Book value per share (a) (b)	$50.52	$45.10
Market Value (Last reported trade of month)	$76.72	$60.70
Common shares outstanding	3,971,209	3,944,420

Other
Average Full Time Equivalent Employees	310.0	290.8	309.9	295.2
Loan to Deposit Ratio	93.54%	78.51%
Trust assets under management	$150,005	$154,840
Brokerage assets under management	$283,548	$282,058

Balance Sheet Highlights	December 31,	December 31,
	2022	2021

Assets	$2,333,393	$2,143,863
Investment securities	441,714	414,672
Loans (net of unearned income)	1,724,999	1,441,533		-
Allowance for loan losses	18,552	17,304
Deposits	1,844,208	1,836,151
Stockholders' Equity	200,147	212,492

(a) See reconcilation of GAAP and Non-GAAP measures at the end of the press release
(b) Prior period amounts were adjusted to reflect stock dividends.

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED BALANCE SHEET
(UNAUDITED)

	December 31,	December 31,
(in thousands except share data)	2022	2021
ASSETS:
Cash and due from banks:
Noninterest-bearing	$24,814	$14,051
Interest-bearing	1,397	158,782
Total cash and cash equivalents	26,211	172,833
Interest bearing time deposits with other banks	6,055	11,026
Equity securities	2,208	2,270
Available-for-sale securities	439,506	412,402
Loans held for sale	725	4,554
Loans (net of allowance for loan losses: $18,552 at December 31, 2022 and
$17,304 at December 31, 2021)	1,706,447	1,424,229
Premises and equipment	17,619	17,016
Accrued interest receivable	7,332	5,235
Goodwill	31,376	31,376
Bank owned life insurance	39,355	38,503
Other intangibles	1,272	1,627
Fair value of derivative instruments	16,599	4,011
Deferred tax asset	12,886	4,082
Other assets	25,802	14,699

TOTAL ASSETS	$2,333,393	$2,143,863

LIABILITIES:
Deposits:
Noninterest-bearing	$396,260	$358,073
Interest-bearing	1,447,948	1,478,078
Total deposits	1,844,208	1,836,151
Borrowed funds	257,278	73,977
Accrued interest payable	1,232	711
Fair value of derivative instruments	9,726	2,101
Other liabilities	20,802	18,431
TOTAL LIABILITIES	2,133,246	1,931,371
STOCKHOLDERS' EQUITY:
Preferred Stock $1.00 par value; authorized
3,000,000 shares; none issued in 2022 or 2021	-	-
Common stock
$1.00 par value; authorized 25,000,000 shares at December 31, 2022 and December 31, 2021:
issued 4,427,687 at December 31, 2022 and 4,388,901 at December 31, 2021	4,428	4,389
Additional paid-in capital	80,911	78,395
Retained earnings	164,922	146,010
Accumulated other comprehensive loss	(33,141)	(155)
Treasury stock, at cost: 456,478 at December 31, 2022 and 444,481 shares
at December 31, 2021	(16,973)	(16,147)
TOTAL STOCKHOLDERS' EQUITY	200,147	212,492
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$2,333,393	$2,143,863

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED STATEMENT OF INCOME
(UNAUDITED)
	Three Months Ended		Year Ended
	December 31,		December 31,
(in thousands, except per share data)	2022	2021	2022	2021
INTEREST INCOME:
Interest and fees on loans	$21,829	$16,802	$74,265	$66,371
Interest-bearing deposits with banks	67	112	400	447
Investment securities:
Taxable	1,565	955	5,615	3,820
Nontaxable	624	549	2,454	2,201
Dividends	267	87	623	378
TOTAL INTEREST INCOME	24,352	18,505	83,357	73,217
INTEREST EXPENSE:
Deposits	2,847	1,292	7,316	5,837
Borrowed funds	2,208	344	3,907	1,268
TOTAL INTEREST EXPENSE	5,055	1,636	11,223	7,105
NET INTEREST INCOME	19,297	16,869	72,134	66,112
Provision for loan losses	258	-	1,683	1,550
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	19,039	16,869	70,451	64,562
NON-INTEREST INCOME:
Service charges	1,265	1,276	5,346	4,755
Trust	183	191	803	865
Brokerage and insurance	467	435	1,895	1,625
Gains on loans sold	17	174	258	1,283
Equity security (losses) gains, net	(49)	51	(247)	339
Available for sale security (losses) gains, net	(8)	-	(14)	212
Earnings on bank owned life insurance	217	185	852	1,828
Other	219	200	845	1,398
TOTAL NON-INTEREST INCOME	2,311	2,512	9,738	12,305
NON-INTEREST EXPENSES:
Salaries and employee benefits	6,873	6,590	27,837	25,902
Occupancy	811	744	3,138	2,966
Furniture and equipment	149	112	565	519
Professional fees	570	373	1,891	1,526
FDIC insurance expense	236	135	676	522
Pennsylvania shares (refund) tax	(110)	24	907	880
Amortization of intangibles	36	46	156	192
Software expenses	377	318	1,446	1,321
ORE expenses	142	56	17	439
Other	2,565	2,485	8,061	7,283
TOTAL NON-INTEREST EXPENSES	11,649	10,883	44,694	41,550
Income before provision for income taxes	9,701	8,498	35,495	35,317
Provision for income taxes	1,826	1,554	6,435	6,199
NET INCOME	$7,875	$6,944	$29,060	$29,118

PER COMMON SHARE DATA:
Net Income - Basic	$1.99	$1.74	$7.32	$7.31
Net Income - Diluted	$1.99	$1.74	$7.32	$7.31
Cash Dividends Paid	$0.480	$0.465	$1.901	$1.843

Number of shares used in computation - basic	3,965,980	3,982,120	3,969,722	3,984,085
Number of shares used in computation - diluted	3,966,095	3,982,173	3,969,722	3,984,085

CITIZENS FINANCIAL SERVICES, INC.
QUARTERLY CONDENSED, CONSOLIDATED INCOME STATEMENT INFORMATION
(UNAUDITED)
(in thousands, except share data)		Three Months Ended,
	Dec 31,	Sept 30,	June 30,	March 31,	Dec 31,
	2022	2022	2022	2022	2021
Interest income	$24,352	$21,783	$19,407	$17,815	$18,505
Interest expense	5,055	2,937	1,678	1,553	1,636
Net interest income	19,297	18,846	17,729	16,262	16,869
Provision for loan losses	258	725	450	250	-
Net interest income after provision for loan losses	19,039	18,121	17,279	16,012	16,869
Non-interest income	2,368	2,717	2,438	2,476	2,461
Investment securities (losses) gains, net	(57)	(25)	(134)	(45)	51
Non-interest expenses	11,649	11,614	11,200	10,231	10,883
Income before provision for income taxes	9,701	9,199	8,383	8,212	8,498
Provision for income taxes	1,826	1,655	1,482	1,472	1,554
Net income	$7,875	$7,544	$6,901	$6,740	$6,944
Earnings Per Share Basic	$1.99	$1.90	$1.74	$1.69	$1.74
Earnings Per Share Diluted	$1.99	$1.90	$1.74	$1.69	$1.74

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED AVERAGE BALANCES, INTEREST, YIELDS AND RATES, AND NET INTEREST MARGIN ON A FULLY TAX-EQUIVALENT BASIS
(UNAUDITED)
	Three Months Ended December 31,
	2022				2021
	Average			Average	Average			Average
	Balance (1)		Interest	Rate	Balance (1)		Interest	Rate
(dollars in thousands)	$	$		%	$	$		%
ASSETS
Interest-bearing deposits at banks	13,464		21	0.62	107,948		38	0.14
Interest bearing time deposits at banks	6,055		46	3.01	11,266		74	2.57
Investment securities:
Taxable	383,496		1,832	1.91	294,109		1,042	1.42
Tax-exempt (3)	122,031		791	2.59	106,813		695	2.60
Investment securities	505,527		2,623	2.08	400,922		1,737	1.73
Loans: (2)(3)(4)
Residential mortgage loans	207,644		2,584	4.94	202,357		2,402	4.71
Construction loans	84,424		1,085	5.10	67,907		690	4.03
Commercial Loans	929,394		12,347	5.27	758,133		9,301	4.87
Agricultural Loans	346,378		4,045	4.63	345,420		3,757	4.32
Loans to state & political subdivisions	59,470		536	3.58	46,307		367	3.14
Other loans	91,307		1,333	5.79	27,720		357	5.11
Loans, net of discount (2)(3)(4)	1,718,617		21,930	5.06	1,447,844		16,874	4.62
Total interest-earning assets	2,243,663		24,620	4.35	1,967,980		18,723	3.77
Cash and due from banks	6,873				6,421
Bank premises and equipment	17,547				17,142
Other assets	84,166				73,929
Total non-interest earning assets	108,586				97,492
Total assets	2,352,249				2,065,472
LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing liabilities:
NOW accounts	520,932		1,033	0.79	476,634		301	0.25
Savings accounts	324,746		161	0.20	305,962		74	0.10
Money market accounts	331,023		967	1.16	285,952		182	0.25
Certificates of deposit	279,025		686	0.98	332,880		735	0.87
Total interest-bearing deposits	1,455,726		2,847	0.78	1,401,428		1,292	0.37
Other borrowed funds	259,690		2,208	3.37	76,970		344	1.78
Total interest-bearing liabilities	1,715,416		5,055	1.17	1,478,398		1,636	0.44
Demand deposits	386,216				360,645
Other liabilities	18,595				14,519
Total non-interest-bearing liabilities	404,811				375,164
Stockholders' equity	232,022				211,910
Total liabilities & stockholders' equity	2,352,249				2,065,472
Net interest income			19,565				17,087
Net interest spread (5)				3.18%				3.33%
Net interest income as a percentage
of average interest-earning assets				3.46%				3.44%
Ratio of interest-earning assets
to interest-bearing liabilities				131%				133%

(1) Averages are based on daily averages.
(2) Includes loan origination and commitment fees.
(3) Tax exempt interest revenue is shown on a tax equivalent basis for proper comparison using a statutory federal income tax rate of 21% for 2022 and 2021. See reconciliation of GAAP and non-gaap measures at the end of the press release
(4) Income on non-accrual loans is accounted for on a cash basis, and the loan balances are included in interest-earning assets.
(5) Interest rate spread represents the difference between the average rate earned on interest-earning assets and the average rate paid on interest-bearing liabilities.

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED AVERAGE BALANCES, INTEREST, YIELDS AND RATES, AND NET INTEREST MARGIN ON A FULLY TAX-EQUIVALENT BASIS
(UNAUDITED)
	Year Ended December 31,
	2022				2021
	Average			Average	Average			Average
	Balance (1)		Interest	Rate	Balance (1)		Interest	Rate
(dollars in thousands)	$	$		%	$	$		%
ASSETS
Interest-bearing deposits at banks	52,655		171	0.32	108,872		124	0.11
Interest bearing time deposits at banks	8,352		229	2.75	12,527		323	2.57
Investment securities:
Taxable	372,430		6,238	1.68	252,470		4,198	1.66
Tax-exempt (3)	120,592		3,106	2.58	104,379		2,786	2.67
Investment securities	493,022		9,344	1.90	356,849		6,984	1.96
Loans: (2)(3)(4)
Residential mortgage loans	204,063		9,712	4.76	203,062		9,867	4.86
Construction loans	73,214		3,298	4.50	56,315		2,292	4.07
Commercial Loans	854,460		41,155	4.82	739,000		36,215	4.90
Agricultural Loans	347,420		15,387	4.43	349,951		15,079	4.31
Loans to state & political subdivisions	56,004		1,863	3.33	52,804		1,871	3.54
Other loans	58,715		3,201	5.45	24,125		1,385	5.74
Loans, net of discount (2)(3)(4)	1,593,876		74,616	4.68	1,425,257		66,709	4.68
Total interest-earning assets	2,147,905		84,360	3.93	1,903,505		74,140	3.89
Cash and due from banks	6,708				6,525
Bank premises and equipment	17,287				17,194
Other assets	84,066				75,410
Total non-interest earning assets	108,061				99,129
Total assets	2,255,966				2,002,634
LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing liabilities:
NOW accounts	520,895		2,425	0.47	457,189		1,387	0.30
Savings accounts	323,939		421	0.13	290,376		322	0.11
Money market accounts	343,288		2,004	0.58	257,937		684	0.27
Certificates of deposit	299,110		2,466	0.82	351,265		3,444	0.98
Total interest-bearing deposits	1,487,232		7,316	0.49	1,356,767		5,837	0.43
Other borrowed funds	149,661		3,907	2.61	84,621		1,268	1.50
Total interest-bearing liabilities	1,636,893		11,223	0.69	1,441,388		7,105	0.49
Demand deposits	374,675				341,604
Other liabilities	20,443				15,420
Total non-interest-bearing liabilities	395,118				357,024
Stockholders' equity	223,955				204,222
Total liabilities & stockholders' equity	2,255,966				2,002,634
Net interest income			73,137				67,035
Net interest spread (5)				3.24%				3.40%
Net interest income as a percentage
of average interest-earning assets				3.41%				3.52%
Ratio of interest-earning assets
to interest-bearing liabilities				131%				132%

(1) Averages are based on daily averages.
(2) Includes loan origination and commitment fees.
(3) Tax exempt interest revenue is shown on a tax equivalent basis for proper comparison using a statutory federal income tax rate of 21% for 2022 and 2021. See reconciliation of GAAP and non-gaap measures at the end of the press release
(4) Income on non-accrual loans is accounted for on a cash basis, and the loan balances are included in interest-earning assets.
(5) Interest rate spread represents the difference between the average rate earned on interest-earning assets and the average rate paid on interest-bearing liabilities.

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED SUMMARY OF LOANS BY TYPE; NON-PERFORMING ASSETS; and ALLOWANCE FOR LOAN LOSSES
(UNAUDITED)
(Excludes Loans Held for Sale)
(In Thousands)
	December 31,	September 30,	June 30,	March 31,	December 31,
	2022	2022	2022	2022	2021
Real estate:
Residential	$210,213	$203,673	$203,323	$201,567	$201,097
Commercial	876,569	857,314	798,528	724,876	687,338
Agricultural	313,614	317,761	313,700	305,517	312,011
Construction	80,691	79,154	71,414	66,738	55,036
Consumer	86,650	124,375	50,319	21,460	25,858
Other commercial loans	63,222	66,241	65,772	69,051	74,585
Other agricultural loans	34,832	29,509	32,870	39,904	39,852
State & political subdivision loans	59,208	59,926	59,450	49,582	45,756
Total loans	1,724,999	1,737,953	1,595,376	1,478,695	1,441,533
Less: allowance for loan losses	18,552	18,291	17,570	17,556	17,304
Net loans	$1,706,447	$1,719,662	$1,577,806	$1,461,139	$1,424,229

Past due and non-performing assets

Total Loans past due 30-89 days and still accruing	$3,317	$2,616	$2,070	$2,096	$967

Non-accrual loans	$6,938	$7,118	$7,251	$7,810	$7,616
Loans past due 90 days or more and accruing	7	93	139	12	46
Non-performing loans	$6,945	$7,211	$7,390	$7,822	$7,662
OREO	543	877	972	1,131	1,180
Total Non-performing assets	$7,488	$8,088	$8,362	$8,953	$8,842

	Three Months Ended
Analysis of the Allowance for loan Losses	December 31,	September 30,	June 30,	March 31,	December 31,
(In Thousands)	2022	2022	2022	2022	2021
Balance, beginning of period	$18,291	$17,570	$17,556	$17,304	$17,334
Charge-offs	(7)	(14)	(446)	(5)	(65)
Recoveries	10	10	10	7	35
Net recoveries (charge-offs)	3	(4)	(436)	2	(30)
Provision for loan losses	258	725	450	250	-
Balance, end of period	$18,552	$18,291	$17,570	$17,556	$17,304

CITIZENS FINANCIAL SERVICES, INC.
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(Dollars in thousands, except per share data)

	As of
	December 31,
	2022	2021
Tangible Equity
Stockholders Equity - GAAP	$200,147	$212,492
Accumulated other comprehensive loss	33,141	155
Intangible Assets	(32,648)	(33,003)
Tangible Equity - Non-GAAP	200,640	179,644
Shares outstanding adjusted for June 2022 stock Dividend	3,971,209	3,983,206
Tangible Book value per share - Non-GAAP	$50.52	$45.10

	As of
	December 31,
	2022	2021
Tangible Equity per share
Stockholders Equity per share - GAAP	$50.40	$53.35
Adjustments for accumulated other comprehensive loss	8.34	0.04
Book value per share	58.74	53.39
Adjustments for intangible assets	(8.22)	(8.29)
Tangible Book value per share - Non-GAAP	$50.52	$45.10

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Return on Average Tangible Equity
Average Stockholders Equity - GAAP	$193,950	$210,801	$201,523	$205,449
Average Accumulated Other Comprehensive Loss (Income)	38,072	1,109	22,432	(1,227)
Average Intangible Assets	(32,704)	(33,009)	(32,828)	(33,018)
Average Tangible Equity - Non-GAAP	199,318	178,901	191,127	171,204
Net Income	$7,875	$6,944	$29,060	$29,118
Annualized Return on Average Tangible Equity	15.80%	15.53%	15.20%	17.01%

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Return on Average Assets and Equity Excluding BOLI Death Benefits
Net Income	$7,875	$6,944	$29,060	$29,118
BOLI death benefits	-	-	-	(1,155)
Net Income excluding BOLI death benefits	$7,875	$6,944	$29,060	$27,963
Average Assets	2,352,249	2,065,472	2,255,966	2,002,634
Annualized Return on Average stockholders equity, excluding BOLI Death Benefits	1.34%	1.34%	1.29%	1.40%

Average Stockholders Equity	$232,022	$211,910	$223,955	$204,222
Annualized Return on Average stockholders equity, excluding BOLI Death Benefits	13.58%	13.11%	12.98%	13.69%

Earnings per share, excluding death activity of former employees
Net Income	$7,875	$7,064	$29,060	$29,118
BOLI death benefits	-	-	-	(1,155)
Net income excluding one time items	$7,875	$7,064	$29,060	$27,963
Number of shares used in computation - basic adjusted for June 2022 stock Dividend	3,965,980	3,982,120	3,969,722	3,984,085
Earnings per share, excluding death activity of former employees non-GAAP	1.99	1.77	7.32	7.02

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
Reconciliation of net interest income on fully taxable equivalent basis	2022	2021	2022	2021
Total interest income	$24,352	$18,505	$83,357	$73,217
Total interest expense	5,055	1,636	11,223	7,105
Net interest income	19,297	16,869	72,134	66,112
Tax equivalent adjustment	268	218	1,003	923
Net interest income (fully taxable equivalent)	$19,565	$17,087	$73,137	$67,035